EXHIBIT 10.62(g)

INVESTMENT AGREEMENT

This Investment Agreement (this “Agreement”) is made as of June 23, 2009, by and among TPG Midwest US V, LLC and TPG Midwest International V, LLC (each, a “Purchaser” and, together, the “Purchasers”), and Republic Airways Holdings Inc., a Delaware corporation (the “Company”).

WHEREAS, each of the Purchasers and the Company is a “Lender” (including under any related promissory note) under the Amended and Restated Senior Secured Credit Agreement (the “Credit Agreement”), dated as of September 3, 2008, among Midwest Airlines, Inc., a Wisconsin corporation (“Midwest”), Midwest Air Group, a Wisconsin corporation (“MAG”), each of the subsidiaries of Midwest from time to time party thereto, each of the Purchasers, the Company, Wells Fargo Bank Northwest, National Association, as administrative agent and as collateral agent, as amended by Amendment No. 1 to Amended and Restated Credit Agreement, dated as of October 28, 2008, Amendment No. 2 to Amended and Restated Credit Agreement, dated as of January 28, 2009 and Amendment No. 3 to Amended and Restated Credit Agreement, dated as of June 2, 2009, and as further amended, modified or supplemented from time to time;

WHEREAS, the Purchasers desire to assign to the Company, and the Company desires to acquire from the Purchasers, all of the Purchasers’ rights and obligations in their capacities as “Lenders” under the Credit Agreement; and

WHEREAS, concurrently with the execution of this Agreement, the Company, Midwest Air Group, Inc., a Wisconsin corporation (“MAG”), and RJET Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, are entering into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), pursuant to which, and on the terms and subject to the conditions of which, the Company will acquire MAG.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, mutual covenants and agreements set forth herein, the parties hereto agree as follows:

SECTION 1. TRANSACTIONS; CLOSING

  1.1 Agreement to Purchase and Sell.  Upon the basis of the representations, warranties and covenants, and on the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined below), the Purchasers shall assign to the Company, pursuant to Section 12.07(b) of the Credit Agreement, all of each Purchaser’s rights and obligations in its capacity as a “Lender” under the Credit Agreement, in exchange for:

(a)  an amount in cash equal to the sum of (i) Six Million Dollars ($6,000,000.00), plus (ii) accrued and unpaid interest through the Closing Date (as defined below) on the Term Loans extended by the Purchasers under the Credit Agreement, plus (iii) any Cure Payments (as defined in the Agreement, dated as of June 2, 2009 (the “Indemnity Agreement”), among the Company, TPG Partners V, L.P. (“TPG Fund”) and each of the Purchasers) for which TPG Fund has indemnified the Company, and actually paid, under the Indemnity Agreement (the sum of clauses (i), (ii) and (iii), the “Cash Consideration”); and

(b) a convertible note issued by the Company, having a principal amount of Twenty-Five Million Dollars ($25,000,000.00), in the form attached as Annex A hereto (the “Convertible Note”).

        1.2 Closing.  The closing (the “Closing”) of the transactions contemplated by this Agreement shall be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Suite 3400, Los Angeles, California 90071, concurrently with the closing of the transactions contemplated by the Merger Agreement (the date of the Closing under this Agreement is hereinafter referred to as the “Closing Date”).

        1.3 Deliverables.  At the Closing:

(a) the Purchasers shall deliver or cause to be delivered to the Company:

                (i) an Assignment and Assumption, substantially in the form of Exhibit C to the Credit Agreement, duly executed by the Purchasers and the Company, evidencing the assignment of all of each Purchaser’s rights and obligations in its capacity as a “Lender” under the Credit Agreement to the Company, and the assumption by the Company of all of each Purchaser’s rights and obligations in its capacity as a “Lender” under the Credit Agreement;

                (ii) a copy of the letter agreement attached as Annex B hereto, executed by the Purchasers and TPG Fund, terminating the Indemnity Agreement; and

                (iii) a resignation of Midwest Air Partners, LLC as a manager of Midwest SPV (as defined in Section 4.3 hereof).

(b) the Company shall deliver or cause to be delivered to the Purchasers:

                (i) the Cash Consideration, by wire transfer of immediately available funds to an account designated by the Purchasers,

                (ii) the Convertible Note executed by the Company, and

                (iii) a copy of the letter agreement attached as Annex B hereto, executed by the Company, terminating the Indemnity Agreement.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Company’s required reports, proxy statements, forms, and other documents filed with the Securities and Exchange Commission (the “SEC”) since January 1, 2006 (excluding, in each case, any disclosures set forth in any “forward looking statements” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or in the correspondingly identified schedule attached hereto, the Company hereby represents and warrants to the Purchasers, as of the Closing Date (except to the extent expressly made only as of a specified date in which case as of such date), as follows:

2.1 Incorporation and Organization.  The Company (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; (b) has the requisite corporate power and authority to conduct, operate and carry on its business and operations as currently conducted, and to manage, use, control, own, lease and operate its properties and assets; and (c) is duly qualified or licensed to do business as a foreign corporation and is in good standing in every jurisdiction in which such qualification or licensing is required, except where the failure to be so qualified or licensed and in good standing, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, assets or liabilities of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

2.2 Issuance and Delivery of the Convertible Note.  The Convertible Note has been duly authorized and executed by the Company and, when issued and delivered to and paid for by the Purchasers in accordance with the terms of this Agreement, (a) shall be free and clear of all liens, security interests, options, claims, encumbrances and restrictions (collectively, “Liens”), (b) assuming accuracy of the Purchasers’ representations in Section 3.3 hereof, shall have been issued in compliance with all applicable federal and state securities laws and (c) shall be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to (i) applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and (ii) general principles of equity.  The shares of the Company’s common stock, par value $.001 per share (“Common Stock”), issuable upon conversion of the Convertible Note (the “Conversion Shares”) have been duly authorized and reserved for issuance and, when issued upon conversion of the Convertible Note in accordance with the terms thereof, will be validly issued, fully paid and nonassessable, and not subject to any preemptive or similar rights.

2.3 Capital Structure.  The authorized capital stock of the Company consists of 150,000,000 shares of Common Stock, and 5,000,000 shares of preferred stock, par value $.001 per share (“Preferred Stock”)  As of June 1, 2009, (i) 34,448,683 shares of Common Stock were issued and outstanding (not including 9,332,433 shares of Common Stock held in treasury), and no shares of Preferred Stock were issued and outstanding, and (ii) 4,845,271 shares of Common Stock were reserved for issuance upon exercise of outstanding options to purchase shares of Common Stock and 2,334,729 shares of Common Stock reserved for future issuance under the Company’s existing stock plans.  There are no outstanding securities, options, warrants, calls, rights, contracts, commitments, agreements, arrangements or understandings to which the Company or any of its subsidiaries is a party, or by which any of them is bound, obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, shares of capital stock or other securities of the Company or any of its subsidiaries, or any securities convertible into or exercisable or exchangeable for any shares of capital stock or other securities of the Company or any of its subsidiaries, or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, contract, commitment, agreement, arrangement or understanding.  There are no contracts, commitments, agreements, arrangements or understandings to which the Company or any of its subsidiaries is a party, or by which any of them is bound, granting to any person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or requiring the Company to include such securities with the Conversion Shares registered pursuant to any registration statement.

2.4 Subsidiaries.  Each of the subsidiaries of the Company (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) has the requisite power and authority to conduct, operate and carry on its business and operations as currently conducted, and to manage, use, control, own, lease and operate its properties and assets; and (c) is duly qualified or licensed to do business and is in good standing in every jurisdiction in which such qualification or licensing is required, except where the failure to be so qualified or licensed and in good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.  All of the outstanding shares of capital stock of, other securities of or other interests in, each of the Company’s subsidiaries are owned by the Company, directly or indirectly through one or more of the Company’s subsidiaries.

2.5 Authorization; Validity of Agreement; Company Action.  The Company has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement.  The execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by, and this Agreement and each of the transactions contemplated by this Agreement have been validly approved by, the requisite vote of the Company’s Board of Directors (the “Board”).  No other corporate action or proceeding on the part of the Company is necessary for the execution and delivery by the Company of this Agreement, the performance by the Company of its obligations under this Agreement or the consummation by the Company of the transactions contemplated by the this Agreement.  This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Agreement by the Purchasers, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject, as to enforcement, to (a) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereinafter in effect affecting creditors’ rights generally and (b) general principles of equity.

2.6 Consents and Approvals.  Assuming the accuracy of the representations of the Purchasers set forth in Section 3 hereof, no registration (including any registration under the Securities Act) or filing with, or any notification to, or any approval, permission, consent, ratification, waiver, authorization, order, finding of suitability, permit, license, franchise, exemption, certification or similar instrument or document (each, an “Authorization”) of or from, any court, arbitral tribunal, arbitrator, administrative or regulatory agency or commission or other governmental or regulatory authority, agency or governing body, domestic or foreign, including any national securities exchange or national quotation system (each, a “Governmental Entity”), or any other person, or under any statute, law, ordinance, rule, regulation or agency requirement of or listing agreement with any Governmental Entity (each, a “Law”), on the part of the Company or any of its subsidiaries is required in connection with the execution or delivery by the Company of this Agreement, the performance by the Company of its obligations under this Agreement or the consummation by the Company of the transactions contemplated by this Agreement, except for such filings as will be required to be made in connection with the consummation of the transactions contemplated by the Merger Agreement and any additional listing application that may be required in respect of the Conversion Shares.

2.7 No Conflict.  The execution and delivery by the Company of this Agreement does not, and the performance by the Company of its obligations under this Agreement or the consummation by the Company of any of the transactions contemplated by this Agreement will not, (a) conflict with, or result in or constitute any violation or breach of or default under, or give rise (either with or without due notice or the passage of time or both or the happening or occurrence of any other event (including through the action or inaction of any person)) to any right of termination, amendment, cancellation or acceleration or any obligation to pay or repay with respect to, or result in the loss of any benefit under, any provision of (i) the certificate of incorporation, bylaws or similar organizational documents of the Company or any of its subsidiaries or (ii) any indenture, loan agreement, mortgage, guarantee, other indebtedness, lease or other agreement, contract, instrument, obligation, understanding or arrangement to which the Company or any of its subsidiaries is a party, or by which the Company or any of its subsidiaries may be bound, or to which any of the respective properties or assets of the Company or any of its subsidiaries may be subject; (b) conflict with, or result in or constitute any violation of, any award, decision, judgment, decree, injunction, writ, order, subpoena, ruling, verdict or arbitration award entered, issued, made or rendered by any federal, state, local or foreign government or any other Governmental Entity (each an “Order”), or any Law, applicable to the Company or any of its subsidiaries, or to any of their respective properties or assets; (c) result in the creation or imposition of (or the obligation to create or impose) any Liens on any of the properties or assets of the Company or any of its subsidiaries; or (d) conflict with, or result in or constitute any violation of, or result in the termination, suspension or revocation of, any Authorization applicable to the Company or any of its subsidiaries, or to any of their respective properties or assets, or result in any other impairment of the rights of the holder of any such Authorization, except in the case of clauses (a)(ii), (b), (c) and (d), where such conflict, violation, breach, default, termination, amendment, cancellation, acceleration, obligation to repay or loss of benefit, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

2.8 Authorizations; Compliance with Law.  Each of the Company and its subsidiaries has such Authorizations of, and has made all registrations and filings with and notices to, all Governmental Entities as are necessary to manage, use, control, own, lease and operate its properties and assets and to conduct, operate and carry on its business and operations as currently conducted, except where the failure to have any such Authorization or to make any such registration, filing or notice, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Each of the Company and its subsidiaries is in compliance with all Laws and Orders applicable to the Company or any of its subsidiaries, or to any of their respective properties or assets, or to any Shares, except where the failure to be in compliance, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

2.9 No Solicitation.  Neither the Company nor any of its subsidiaries or affiliates, nor any person acting on its or their behalf, (a) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Convertible Note or (b) has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the Convertible Note under the Securities Act, nor will the Company or any of its subsidiaries or affiliates take any action or steps that would require registration of any of the Convertible Note under the Securities Act.  Assuming the accuracy of the representations and warranties of the Purchasers in Section 3 of this Agreement, the offer and sale of the Convertible Note by the Company to the Purchasers pursuant to this Agreement will be exempt from the registration requirements of the Securities Act.

2.10 Investment Company Act.  The Company is not and, after giving effect to the transactions contemplated by this Agreement, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

2.11 Sufficient Funds.  The Company has, and will have at the Closing, sufficient immediately available funds in cash to pay the Cash Consideration and all costs and expenses incurred by the Company in connection with the execution and delivery of this Agreement and the transactions contemplated hereby, including fees of legal counsel.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

The Purchasers hereby, jointly and severally, represent and warrant to the Company, as of the Closing Date, that:

3.1 Authority.  Each of the Purchasers has the requisite limited liability company power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement.  Each of the Purchasers has taken all requisite action to, and no other action or proceeding on the part of the Purchasers is necessary for, the execution and delivery by the Purchasers of this Agreement, the performance by the Purchasers of their obligations under this Agreement or the consummation by the Purchasers of the transactions contemplated by this Agreement.  This Agreement has been duly executed and delivered by the Purchasers and, assuming due authorization, execution and delivery of this Agreement by the Company, is a valid and binding obligation of the Purchasers and is enforceable by the Company against the Purchasers in accordance with its terms, subject, as to enforcement, to (a) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereinafter in effect affecting creditors’ rights generally and (b) general principles of equity.

3.2 Consents and Approvals.  No Authorization of or from any Governmental Entity or any other person on the part of the Purchasers is required in connection with the execution or delivery by the Purchasers of this Agreement, the performance by the Purchasers of their obligations under this Agreement or consummation by the Purchasers of the transactions contemplated by this Agreement.

3.3 Ownership of Securities; Purpose of Investment.  The Purchasers are acquiring the Convertible Note and the Conversion Shares solely for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act and applicable state securities or “blue sky laws.”  Each Purchaser is an “accredited investor” as such term is defined in Regulation D of the Securities Act.  Each Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Convertible Note and the Conversion Shares, and each Purchaser is capable of bearing the economic risks of such investment, including a complete loss of its investment.  Each Purchaser has been given the opportunity to ask questions of and receive answers from the Company regarding the Company, the Convertible Note, the Conversion Shares and other related matters.  Each Purchaser has been furnished with all information it deems necessary or desirable to evaluate the merits and risks of the acquisition of the Convertible Note and the Conversion Shares and that the Company has made available to the Purchasers or its agents all documents and information relating to an investment in the Convertible Note and the Conversion Shares requested by or on behalf of the Purchasers.  In evaluating the suitability of an investment in the Convertible Note and the Conversion Shares and in making the investment, the Purchasers have not relied upon any representations or warranties of any person by or on behalf of any of the Company other than those representations and warranties that are expressly set forth in this Agreement, whether oral or written.

SECTION 4. ADDITIONAL AGREEMENTS

4.1 Board Representation.  After the Closing, for so long as the Purchasers and their affiliates (collectively, the “TPG Entities”) in the aggregate beneficially hold at least 50% of the principal amount of the Convertible Note or beneficially own at least 50% of the Conversion Shares:

(a) The TPG Entities shall have the collective right to designate one person for nomination for election to the Board (such designee, a “Holder Director”), and the Company shall use its reasonable best efforts to cause the election of such person to the Board, including by (i) nominating such individual to be elected as a director as provided herein, (ii) including such nomination and other required information regarding such individual in the Company’s proxy statement for its annual meeting of stockholders and (iii) soliciting or causing the solicitation of proxies in connection with the election of such individual as a director.  The Company shall take all necessary or desirable actions as may be required under applicable law or regulatory requirements to cause the individual designated by the TPG Entities as the initial Holder Director to be appointed or elected to the Board as soon as practicable but not later than ten (10) business days after the date hereof.

(b) In the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal (with or without cause) of a Holder Director, the TPG Entities shall have the collective right to designate a replacement to fill such vacancy, and the Company shall take all necessary or desirable actions as may be required under applicable law to cause the individual designated by the TPG Entities to be appointed or elected.  The Company shall not take any action to cause the removal of a Holder Director without cause unless it is directed to do so by the TPG Entities, and if the Company is so directed, the Company shall take all necessary or desirable actions to effect such removal and to elect a replacement Holder Director as provided in the immediately preceding sentence.

(c) In respect of any newly proposed Holder Director (other than the initial Holder Director), the TPG Entities shall notify the Company of the proposed Holder Director, in writing, a reasonable time in advance of the mailing of any proxy statement, information statement or registration statement in which any Board nominee or Board member of the Company would be named, together with all information concerning such nominee reasonably requested by the Company and necessary in order for the Company to comply with applicable disclosure rules.

(d) The Company agrees to reimburse each Holder Director for all reasonable and documented out-of-pocket expenses incurred in connection with the performance of his or her duties as a Holder Director, including reasonable and documented out-of-pocket expenses incurred in attending meetings of the Board or any committee thereof, and each Holder Director shall be entitled to indemnification arrangements and director and officer insurance coverage equivalent to such arrangements and insurance coverage applicable to all non-employee directors of the Company or to which all non-employee directors of the Company are entitled or receive.

(e) All obligations of the Company pursuant to this Section 4.1 relating to a Holder Director shall terminate immediately, and the TPG Entities shall cause the Holder Director to resign promptly from the Board (and the Company shall be entitled to take all action to remove the Holder Director from the Board), when the TPG Entities in the aggregate both (i) beneficially hold less than 50% of the principal amount of the Convertible Note and (ii) beneficially own less than 50% of the Conversion Shares.  Without prejudice to the foregoing, at any such time, the Purchasers shall cause the Holder Director not to vote or exercise any other rights or powers of office during the period pending resignation.  Any vacancy created by such resignation may be filled by the Board or the stockholders of the Company in accordance with the Company’s certificate of incorporation and bylaws and applicable law.

4.2 Registration Rights.

(a) The Company shall prepare and file or cause to be prepared and filed with the SEC, on or before the first anniversary of the Closing Date (the “Filing Deadline Date”), a registration statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act (a “Shelf Registration Statement”) registering the resale from time to time by Holders (as defined below) of Registrable Securities (as defined below) (the “Initial Shelf Registration Statement”).  The Initial Shelf Registration Statement shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by the Holders in accordance with the methods of distribution elected by the Holders and set forth in the Initial Shelf Registration Statement.  The Company shall use its reasonable best efforts to cause the Initial Shelf Registration Statement to be declared effective under the Securities Act on or before the date that is one-hundred and twenty (120) days after the Filing Deadline Date (the “Effectiveness Deadline Date”), and to keep the Initial Shelf Registration Statement continuously effective under the Securities Act (including using its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof and as promptly as is practicable amending the Shelf Registration Statement in a manner reasonably expected to obtain the withdrawal of such order suspending the effectiveness thereof, or filing and using its reasonable best efforts to cause to become effective as promptly as is practicable after such filing, an additional Shelf Registration Statement covering all of the Registrable Securities) until the date that all Registrable Securities have ceased to be Registrable Securities (the “Effectiveness Period”).  At the time the Initial Shelf Registration Statement is declared effective, each Holder shall be named as a selling securityholder in the Initial Shelf Registration Statement and the related prospectus in such a manner as to permit such Holder to deliver such prospectus to purchasers of Registrable Securities in accordance with applicable law.  The Company shall use its reasonable best efforts to ensure that none of the Company’s securityholders (other than the Holders of Registrable Securities) shall have the right to include any of the Company’s securities in the Shelf Registration Statement.  The Company shall supplement and amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement, if required by the Securities Act or as necessary to name a Holder as a selling securityholder.

(b) The rights of each Holder to registration of Registrable Securities pursuant to Section 4.2(a) may be assigned by any of the Holders, in whole or in part, to any transferee or assignee of Registrable Securities; provided, however, the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the number and type of Registrable Securities that are being assigned.

(c) All expenses incurred in connection with any Shelf Registration Statement or registered offering covering the Registrable Securities, including without limitation, reasonable legal fees of counsel selected by the Company, reasonable accounting fees, registration filing fees and additional listing fees,  will be borne collectively by each Holder named as selling securityholder, pro rata based on the number of Registrable Securities registered by such Holder.

(d) For the purposes of this Section 4.2, the following definitions apply: (i) “Holder” means either of the Purchasers or their respective assigns; (ii) “Registrable Securities” means the Conversion Shares and any securities into or for which such Conversion Shares have been converted or exchanged or into which the Convertible Note may be converted, and any security issued with respect thereto upon any stock dividend, split or similar event until, in the case of any such security, the earliest of: (A) the date on which such security has been registered under the Securities Act and disposed of pursuant to an effective registration statement; (B) the date on which such security may be sold or transferred by the Holder thereof under Rule 144 under the Securities Act without any volume restrictions; and (C) the date on which such security ceases to be outstanding (whether as a result of repurchase and cancellation, conversion or otherwise).

4.3 Midwest SPV Upside Payments; Payments under the KfW Guaranty after Conversion.

(a) After the Closing, in the event that the Company receives any distributions from Midwest SPV (as defined in the KfW Settlement Agreement (as defined below)) pursuant to Section III.(D)(4) of the KfW Settlement Agreement, exclusive of any repayments of any Republic Cure Amount (as defined below) (any such distribution, an “SPV Distribution”), then, for each such SPV Distribution, promptly (and in any event within five (5) business days) after the receipt by the Company of such SPV Distribution) (a) the Company shall notify the Purchasers of the amount of such SPV Distribution so received and the cumulative amount of all SPV Distributions received and (b) the Company shall pay the Purchasers in cash to an account designated by the Purchasers: (i) for the first $1,500,000 of SPV Distributions, dollar for dollar for such SPV Distributions, and (ii) to the extent that the aggregate SPV Distributions exceed $1,500,000, by an amount equal to one half of the aggregate SPV Distributions in excess of $1,500,000. The term “Republic Cure Amount” shall have the meaning ascribed to such term in the Settlement Agreement and Release, dated as of June 12, 2009, among Skyway Airlines, Inc. (as successor to Astral Aviation, Inc., doing business under the name Midwest Connect), a Delaware corporation, MAG, the Company, KfW (formerly known as Kreditanstalt Für Wiederaufbau), an organization organized under the laws of Germany (“KfW”), and Midwest SPV, as in effect as of the date hereof (without giving effect to any amendment, waiver, restatement or other modification of, or supplement or addition to, such agreement without the consent of the Purchasers in accordance with Section 4.5 hereof (such consent not to be unreasonably withheld)) (the “KfW Settlement Agreement”).

(b) If, after the Closing, the Company is required to make, and actually makes, a payment to KfW under the KfW Guaranty (as defined in Section 4.5 below) of any of the Guaranteed Obligations (as defined in the KfW Guaranty), but the Convertible Note is no longer outstanding or the outstanding principal amount of the Convertible Note has been reduced to zero pursuant to Section 2(f) thereof, then promptly (and in any event within five (5) business days) after the receipt by the Purchasers of a notice from the Company that it has made such a payment, the Purchasers shall pay to the Company in cash (to the extent such payment has not been paid or satisfied pursuant to Section 2(f) of the Convertible Note): (i) for the first $1,500,000 paid by the Company pursuant to the terms of the KfW Guaranty, dollar for dollar for such payment, and (ii) to the extent that the aggregate payments so made by the Company exceed $1,500,000, by an amount equal to one half of the aggregate payments so made by the Company in excess of $1,500,000.  For the avoidance of doubt, in determining whether the $1,500,000 threshold has been met, all payments paid by the Company pursuant to the terms of the KfW Guaranty, including any such payment that has been reimbursed or satisfied pursuant to Section 2(f) of the Convertible Note, shall be taken into account.

4.4 Consent.  Each of the parties hereto, in its capacity as a “Lender” under the Credit Agreement, hereby consents to the transactions contemplated by the Merger Agreement.

4.5 No Modification

4.6 .  From the date hereof until the Closing Date, the Company shall not agree or consent to or execute any amendment, waiver, restatement or other modification of, or supplement or addition to, the KfW Guaranty (as defined below) or the KfW Settlement Agreement, in each case without the prior written consent of the Purchasers (such consent not to be unreasonably withheld).  “KfW Guaranty” means the Guarantee Agreement, to be dated as of the Effective Date (as defined in the KfW Settlement Agreement), between Payor and KfW, in the form attached as Exhibit K to the KfW Settlement Agreement as of the date hereof (without giving effect to any amendment, waiver, restatement or other modification of, or supplement or addition to, such form without the consent of the Purchasers in accordance with this Section 4.5 (such consent not to be unreasonably withheld)).

4.7 TPG Payment of Company Expenses.  The TPG Entities shall pay or reimburse the Company for legal fees in excess of $400,000 incurred by the Company in connection with the negotiation and preparation of this Agreement, the Merger Agreement and the Convertible Note in accordance with Section 8.5 of the Merger Agreement.

SECTION 5. CONDITIONS

5.1 Conditions to the Parties’ Obligations.  The respective obligations of each of the parties to this Agreement to effect the Closing shall be subject to the satisfaction (or waiver by the party entitled to make such a waiver) of all of the conditions to the Closing set forth in Section 6 of the Merger Agreement (other than the condition set forth in Section 6.1(a) of the Merger Agreement).

5.2 Conditions to the Purchasers’ Obligations.  The obligation of the Purchasers to effect the Closing is subject to satisfaction of the following conditions precedent, unless waived by the Purchasers:

(a) Representations and Warranties; Covenants.  The representations and warranties of the Company set forth in Section 2 hereof which are not qualified by materiality or by a Material Adverse Effect shall be true and correct in all material respects and the representations and warranties of the Company set forth in Section 2 hereof which are qualified by materiality or by a Material Adverse Effect shall have been true and correct on as of the date hereof and shall be true and correct at the time immediately prior to the Closing as if made on the Closing Date (except where such representation and warranty speaks by its terms of a different date, in which case it shall be true and correct as of such date).  The Company shall have performed in all material respects all obligations and complied with all agreements, undertakings, covenants and conditions required to be performed by it under this Agreement at or prior to the Closing.  The Company shall have delivered to the Purchasers at the Closing a certificate dated the Closing Date and signed by an officer of the Company to the effect that the conditions set forth in this Section 5.2(a) have been satisfied.

(b) Holder Director.  The Company shall have taken all actions to cause the Holder Director to be appointed to the Board effective as of the Closing.

5.3 Conditions to the Company’s Obligations.  The obligation of the Company to effect the Closing is subject to satisfaction of the following condition precedent, unless waived by the Company:

(a) Representations and Warranties; Covenants.  The representations and warranties of the Purchasers set forth in Section 3 hereof which are not qualified by materiality shall be true and correct in all material respects and the representations and warranties of the Purchasers set forth in Section 3 hereof which are qualified by materiality shall have been true and correct on as of the date hereof and shall be true and correct at the time immediately prior to the Closing as if made on the Closing Date (except where such representation and warranty speaks by its terms of a different date, in which case it shall be true and correct as of such date).  The Purchasers shall have performed in all material respects all obligations and complied with all agreements, undertakings, covenants and conditions required to be performed by them under this Agreement at or prior to the Closing.  The Purchasers shall have delivered to the Company at the Closing a certificate dated the Closing Date and signed by an officer of the Purchasers to the effect that the conditions set forth in this Section 5.3(a) have been satisfied.

SECTION 6. MISCELLANEOUS

6.1 Termination.  If the Merger Agreement is terminated pursuant to Article 7 thereof  at any time prior to the Closing, then upon such termination, this Agreement shall immediately and automatically terminate without any action by the parties hereto and shall be of no further force or effect, with no liability of any party to the other parties, except that this Article 6 shall survive the termination of this Agreement indefinitely; provided, however, nothing herein shall relieve any party from liability for any intentional or willful breach of this Agreement or the Merger Agreement.

6.2 Non-Survival of Representations and Warranties; Survival of Covenants.  None of the representations and warranties in Section 2 or 3 of this Agreement or in any agreement, instrument or document delivered pursuant to this Agreement shall survive the Closing.  The covenants set forth in Section 4 of this Agreement shall survive the Closing for the periods specified therein or, if no period is specified therein, indefinitely.

6.3 Notices

.  Unless otherwise provided, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by facsimile or electronic mail, or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed as follows (or at such other address for a party as shall be specified by like notice):

(i)	in the case of any of the Purchasers, to:

c/o TPG Capital, L.P.
301 Commerce Street, Suite 3300
Fort Worth, TX 76102
Attention: Clive Bode
Telephone No.: (817) 871-4651
Facsimile No.: (817) 871-4010

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue
Los Angeles, California 90071
Attention: Nicholas P. Saggese and Rick C. Madden
Telephone No.: (213) 687-5550 and (213) 687-5379
Facsimile No.: (213) 621-5550 and (213) 621-5379

(ii)	in the case of the Company, to:

Republic Airways Holdings Inc.
8909 Purdue Road, Suite 300
Indianapolis, IN 46268
Attention: President
Telephone No.:  (317) 484-6047

Facsimile No.:  (317) 484-4547

with a copy to:

Fulbright & Jaworski L.L.P.
666 Fifth Avenue
New York, New York 10103
Attention: Gregg J. Berman
Telephone No.:  (212) 318-3388
Facsimile No.: (212) 318-3400

6.4 Amendments and Waivers.  Any term of this Agreement may be amended or waived only with the written consent of the Company and the Purchasers.

6.5 Interpretation.  When a reference is made in this Agreement to Sections, paragraphs, clauses or Exhibits, such reference shall be to a Section, paragraph, clause or Exhibit to this Agreement unless otherwise indicated.  The words “include,” “includes,” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.”  The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against any party.  The phrases “the date of this Agreement,” “the date hereof,” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to June 23, 2009.  The words “hereof,” “herein,” “herewith,”  “hereby” and “hereunder” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

6.6 Fee and Expenses

(a) .  Each party shall pay all costs and expenses incurred by it in connection with the execution and delivery of this Agreement and the transactions contemplated hereby, including fees of legal counsel, except as specified in Section 4.2(c) hereof with respect to registration expenses.

6.7 Further Assurances.  Each party to this Agreement shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such agreements, certificates, instruments and documents as the other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

6.8 No Third Party Beneficiaries.  Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person other than the parties hereto and their respective permitted successors and assigns any benefit right or remedies, except that the provisions of Section 4.2 shall inure to the benefit of the persons to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 4.2(b) hereof.

6.9 Assignment.  This Agreement shall not be assignable by operation of law (other than in connection with a merger, consolidation or similar transaction) or otherwise (any attempted assignment in contravention hereof being null and void); provided that each Purchaser may assign all or part of its rights and obligations under this Agreement (a) to one or more affiliates, but only if the transferee agrees in writing for the benefit of the Company (with a copy thereof to be furnished to the Company) to be bound by the terms of this Agreement (any such transferee shall be included in the term “Purchaser”), and (b) as provided in Section 4.2.

6.10 Entire Agreement.  This Agreement and all other documents required to be delivered pursuant hereto constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior documents, agreements and understandings, both written and verbal, among the parties with respect to the subject matter hereof and the transactions contemplated hereby.

6.11 Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, then, if possible, such illegal, invalid or unenforceable provision will be modified to such extent as is necessary to comply with such present or future laws and such modification shall not affect any other provision hereof; provided that if such provision may not be so modified such illegality, invalidity or unenforceability will not affect any other provision, but this Agreement will be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

6.12 Governing Law.  The terms of this Agreement shall be construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York, including Sections 5-1401 and 5-1402 of the New York General Obligations Law and Rule 327(b) of the New York Civil Practice Law and Rules.  Any action against the Company or any Purchaser, including any action for provisional or conservatory measures or action to enforce any judgment entered by any court in respect of any thereof, may be brought in any federal or state court of competent jurisdiction located in the Borough of Manhattan in the State of New York, and each of the Company and each Purchaser irrevocably consents to the jurisdiction and venue in the United States District Court for the Southern District of New York and in the courts hearing appeals therefrom unless no federal subject matter jurisdiction exists, in which event, each of the Company and each Purchaser irrevocably consents to jurisdiction and venue in the Supreme Court of the State of New York, New York County, and in the courts hearing appeals therefrom.  Each of the Company and each Purchaser hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Agreement, that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable law, that the suit, action or proceeding in any such court is brought in an inconvenient forum, that the venue of such suit, action or proceeding is improper, or that this Note, or the subject matter hereof or thereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which such person is entitled pursuant to the final judgment of any court having jurisdiction.  Each of the Company and each Purchaser expressly acknowledges that the foregoing waiver is intended to be irrevocable under the laws of the State of New York and of the United States of America.  EACH OF THE COMPANY AND EACH PURCHASER HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.13 Injunctive Relief.  The Company agrees that the Purchasers’ remedies at law in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Agreement are not and will not be adequate to the fullest extent permitted by law, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise without the Purchasers having to prove actual damage or post any bond or other security.

6.14 Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to each of the other parties, it being understood that all parties need not sign the same counterpart.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

TPG MIDWEST US V, LLC

By: TPG Advisors V, Inc.
Its: Managing Member

By:	/s/ Clive Bode
Name: Clive Bode
Title: Vice President

TPG MIDWEST INTERNATIONAL V, LLC

By: TPG GenPar V.L.P.
Its: Managing Member
By: TPG Advisors V, Inc.
Its: General Partner

By:	/s/ Clive Bode
Name: Clive Bode
Title: Vice President

REPUBLIC AIRWAYS HOLDINGS INC.

By:	/s/ Bryan Bedford
Name: Bryan Bedford
Title: President & CEO

Annex A

NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”).  NO SALE OF THIS NOTE MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT RELATED THERETO OR, IF REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE COMPANY OR OTHER EVIDENCE THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.

CONVERTIBLE NOTE

$25,000,000.00	[__], 2009 (the “Issue Date”)[1]
Indianapolis, Indiana

FOR VALUE RECEIVED, Republic Airways Holdings Inc., a Delaware corporation (“Payor”), promises to pay to the order of the holders identified on the signature pages hereto under the caption “Holders” or their respective assigns (each a “Holder”), in accordance with their respective Pro Rata Shares (as defined in Section 14 hereof), the principal amount of $25,000,000.00 (Twenty-Five Million Dollars) (subject to reduction pursuant to Section 2(f) hereof), and interest on the outstanding principal amount at the rate of 8% per annum (computed on the basis of a 360-day year of twelve 30-day months), in the manner and at the times set forth in this Convertible Note (this “Note”).  Interest shall accrue from and including the Issue Date and continue to accrue on the outstanding principal amount until paid in full or until this Note is converted in full in accordance with Section 2 hereof.  Accrued interest shall be payable monthly in arrears on the [     ] of each month (or if any such day is not a business day (as defined in Section 14 hereof), on the next succeeding business day).  Interest and principal shall be payable at such address or by wire transfer to such account as each Holder shall specify by written notice or in the absence of such notice at the address set forth for such Holder in the Note Register (as defined in Section 8(d) hereof).  Certain terms used herein have the respective meanings set forth in Section 14 hereof.

As a condition to the issuance of this Note, each of TPG Midwest US V, LLC and TPG Midwest International V, LLC (each, a “TPG Entity”) has assigned to Payor, all of each such TPG Entity’s rights and obligations in its capacity as a “Lender” (including under any related note thereunder) under the Amended and Restated Senior Secured Credit Agreement (the “Credit Agreement”), dated as of September 3, 2008, among Midwest Airlines, Inc., a Wisconsin corporation (“Midwest”), Midwest Air Group, Inc., a Wisconsin corporation (“MAG”), each of the subsidiaries of Midwest from time to time party thereto, each lender from time to time party thereto, Wells Fargo Bank Northwest, National Association, as administrative agent and as collateral agent, as amended by Amendment No. 1 to Amended and Restated Credit Agreement, dated as of October 28, 2008, Amendment No. 2 to Amended and Restated Credit Agreement, dated as of January 28, 2009, and Amendment No. 3 to Amended and Restated Credit Agreement, dated as of June 3, 2009, and as further amended, modified or supplemented from time to time.  Such assignment by the TPG Entities has been made pursuant to Section 12.07(b) of the Credit Agreement.

This Note has been executed and delivered pursuant to and in accordance with the terms of the Investment Agreement, dated as of June 23, 2009 (as it may be amended, supplemented or otherwise modified from time to time, the “Investment Agreement”), by and among the TPG Entities and Payor.

1. Payments.

(a) Form of Payment.  All payments of interest and principal shall be in lawful money of the United States of America in immediately available funds.  All payments shall be applied first to accrued interest, and thereafter to principal.

(b) Scheduled Payment.  The unpaid principal amount and all accrued and unpaid interest shall be due and payable on [     ], 20142 (the “Maturity Date”) unless all of the principal amount of and accrued and unpaid interest on this Note has been converted earlier pursuant to Section 2 hereof.

(c) Prepayment.  Principal of and accrued and unpaid interest on this Note may be prepaid, in whole or in part, but only to the extent this Note has not been converted pursuant to Section 2 hereof prior to such prepayment.  At least ten (10) business days prior to any such prepayment, Payor shall deliver to each Holder written notice thereof, specifying the amount of the principal of and accrued and unpaid interest on this Note to be prepaid and the date of such prepayment. Each such prepayment shall be allocated among the Holders of this Note in accordance with their respective Pro Rata Shares.  For the avoidance of doubt, each Holder shall have the right to convert all, or from time to time any portion, of the outstanding principal amount of and accrued and unpaid interest on this Note held by such Holder, including any principal and accrued interest to be so prepaid, pursuant to Section 2 prior to such prepayment.  Payor shall maintain a record in the Note Register showing the principal amount of and accrued and unpaid interest on this Note prepaid and the date of each prepayment.

2. Conversion.

(a) Holder Voluntary Conversion.  Prior to and continuing to and including the Maturity Date, each Holder may, in its sole discretion, elect to convert (the “Conversion”) all, or from time to time any portion, of the outstanding principal amount of and accrued and unpaid interest on this Note held by such Holder (any such amount of principal and interest being converted, a “Conversion Amount”) into such number of shares of Payor’s common stock, par value $.001 per share (the “Common Stock”) (or cash, securities and/or other assets as provided in Section 3 hereof), as is obtained by multiplying (A) each $1,000 of the Conversion Amount by (B) the Conversion Rate then in effect (the “Conversion Shares”).

(b) Issuance of Conversion Shares Upon Voluntary Conversion.  To convert all or any portion of the principal amount of and accrued and unpaid interest on this Note into shares of Common Stock pursuant to Section 2(a), a Holder shall deliver to Payor the original or facsimile of the form entitled “Voluntary Conversion Notice” attached as Exhibit A to this Note, duly completed and manually signed (the “Voluntary Conversion Notice”), specifying the Conversion Amount and, if required by Section 2(c) hereof, this Note in its original form duly endorsed for cancellation (or an affidavit in a form reasonably satisfactory to Payor that the original copy of this Note has been lost or destroyed).  Payor shall, as soon as practicable thereafter (but in any event within three (3) business days), issue and deliver to such Holder a certificate or certificates, registered in such name or names and denomination or denominations as such Holder has specified, for the Conversion Shares or, if Payor’s transfer agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of such Holder, credit the Conversion Shares to such Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system (in each case, bearing such legends as are required by the Securities Act).  The conversion of the Conversion Amount pursuant to Section 2(a) shall be deemed to have been made on the date that Payor actually receives the Voluntary Conversion Notice (each such date, a “Conversion Date”), and such Holder shall be treated for all purposes as the record holder of the Conversion Shares as of the Conversion Date; provided, however, that if Payor shall fail to issue and deliver to such Holder the Conversion Shares or to credit the Conversion Shares to such Holder’s or its designee’s balance account with DTC, as applicable, within three (3) business days after receipt of the Voluntary Conversion Notice in accordance with this paragraph, the principal amount of this Note that such Holder specified to be converted shall continue to bear interest from and including the Conversion Date at a rate equal to the rate borne by this Note, the accrued and unpaid interest that such Holder specified to be converted shall remain outstanding and the Conversion Amount shall remain convertible, in each case until the Conversion Shares are issued in respect of the Conversion Amount or such Holder shall have been paid the Conversion Amount in full.

(c) Book Entry.  Upon conversion of this Note, a Holder shall not be required to physically surrender this Note to Payor unless (i) the entire principal amount of and all accrued and unpaid interest on this Note is being converted or (ii) less than the entire principal amount of and accrued and unpaid interest on this Note is being converted and the Required Holders have provided Payor with prior written notice (which notice may be included in the Voluntary Conversion Notice) requesting reissuance of the unconverted portion of his Note upon physical surrender.  Payor shall maintain a record in the Note Register showing the principal amount of and accrued and unpaid interest on this Note converted and the date of each conversion.

(d) Fractional Shares.  Payor shall not issue fractional shares of Common Stock upon any Conversion but, instead, the number of shares of Common Stock to be issued upon each Conversion shall be rounded up to the nearest whole share.

(e) Effect of Conversion.  Upon conversion of the entire principal amount of and all accrued and unpaid interest on this Note pursuant to the terms of this Section 2, Payor shall be forever released from all of its obligations and liabilities under this Note other than the obligation to issue the certificates representing the Conversion Shares or credit the Conversion Shares to each Holder’s or its designee’s balance account with DTC, as applicable, pursuant to Section 2(b).

(f) Adjustment to Note Principal Amount. To the extent that Payor is required to make, and actually makes, a payment to KfW under the KfW Guaranty of any of the Guaranteeed Obligations (as defined in the KfW Guaranty), then promptly (and in any event within five (5) business days) after the receipt by the Holders of a notice from Payor that Payor has made such a payment, at the option of the Holders, pursuant to notice to Payor, either (x) the principal amount of this Note shall be decreased by, or (y) the Holders shall pay Payor in cash (or some combination of (x) and (y)): (i) for the first $1,500,000 paid by Payor pursuant to the terms of the KfW Guaranty, dollar for dollar for such payment, and (ii) to the extent that the aggregate payments so made by Payor exceed $1,500,000, by an amount equal to one half of the aggregate payments so made by Payor in excess of $1,500,000.

3. Adjustments to Conversion Rate.  The Conversion Rate shall be subject to adjustment from time to time as set forth in this Section 3.  Payor shall give each Holder notice of any event described below which requires an adjustment pursuant to this Section 3 in accordance with the notice provisions set forth in Section 13 hereof.

(a) Certain Corporate Events.  Upon the consummation of any merger, consolidation, business combination, tender or exchange offer, spin-off, sale of assets, reclassification, recapitalization or other transaction or event pursuant to or as a result of which holders of Common Stock are entitled to receive cash, securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), and as a condition to the consummation of each such Corporate Event, upon the basis and the terms and in the manner provided in this Note, this Note shall be, and the successor or purchasing person, as the case may be, if other than Payor, shall execute and deliver to each Holder an agreement in form and substance reasonably satisfactory to the Required Holders, providing (in addition to any provisions required by the Investment Agreement) that this Note shall be convertible into the number or amount of the cash, securities and/or other assets to which a holder of a number of shares of Common Stock issuable upon conversion of this Note in full immediately prior thereto (including the right of a stockholder to elect the type of consideration it shall receive upon a Corporate Event) would have been entitled upon the consummation of such Corporate Event. Such agreement also shall provide for adjustments (subsequent to such Corporate Event) as nearly equivalent as possible to the adjustments provided for elsewhere in this Section 3, and to the extent any Registrable Securities (as defined in the Investment Agreement) remain outstanding, shall make the provisions of Section 4(b) of the Investment Agreement applicable to any other securities included in the consideration referred in this Section 3(a).  In determining the kind and amount of cash, securities and/or other assets receivable upon conversion of this Note following the consummation of such Corporate Event, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Corporate Event, then each Holder shall have the right to make a similar election upon conversion of this Note with respect to the kind and amount of cash, securities and/or other assets which Holder shall receive upon conversion of this Note.  The provisions of this Section 3(a) shall apply similarly and equally to successive Corporate Events unless or until this Note is converted in full or repaid in full.

(b) Stock Dividends, Subdivisions and Combinations. If at any time Payor shall:

                (i) make or issue, or set a record date for the holders of Common Stock for the purpose of entitling them to receive, a dividend payable in, or other distribution of, shares of Common Stock,

(ii) subdivide or reclassify outstanding shares of Common Stock into a larger number of shares of Common Stock, or

(iii) combine or reclassify outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then the Conversion Rate shall be adjusted to equal the product of (A) the Conversion Rate as of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification, as applicable, multiplied by (B) a fraction (1) the numerator of which shall be the number of shares of Common Stock outstanding, after giving effect to such dividend, distribution, subdivision, combination or reclassification, as applicable, and (2) the denominator of which shall be the number of shares of Common Stock outstanding as of such record date or date of such dividend or distribution, before giving effect to such dividend, distribution, subdivision, combination or reclassification, as applicable.

(c) Certain Other Distributions. If at any time Payor shall make or issue, or set a record date for the holders of the Common Stock for the purpose of entitling them to receive, any dividend or other distribution of:

                (i) any evidences of indebtedness, any shares of capital stock or any other securities or property of any nature whatsoever of any person (other than cash or Common Stock under Section 3(b)), or

                (ii) any warrants or other rights to subscribe for or purchase any evidences of indebtedness, any shares of capital stock or any other securities or property of any nature whatsoever of any person (other than cash or Common Stock under Section 3(b)), then the Conversion Rate shall be adjusted to equal the product of (A) the Conversion Rate as of such record date or date of such dividend or distribution multiplied by (B) a fraction (1) the numerator of which shall be the Per Share Market Value of Common Stock as of such record date or date of such dividend or distribution and (2) the denominator of which shall be such Per Share Market Value minus the amount allocable to one share of Common Stock of any such cash so distributable and of the Fair Market Value of any and all such evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights so distributable.  A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by Payor to the holders of the Common Stock of such shares of such other class of stock within the meaning of this Section 3(c) and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision, combination or reclassification, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 3(b).

(d) Other Provisions applicable to Adjustments under this Section. The following provisions shall be applicable to the making of adjustments of the Conversion Rate then in effect provided for in this Section 3:

                (i) Timing of Adjustments. The adjustments required by this Section 3 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment in the Conversion Rate may be postponed (except in the case of a subdivision, combination or reclassification of shares of the Common Stock, as provided for in Section 3(b)) up to but not beyond the Conversion Date if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than one-half percent (0.5%) of the Conversion Rate immediately prior to the making of such adjustment; provided, however, that Payor upon request of a Holder shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder’s right to receive such additional shares, upon the occurrence of the event requiring such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made on the earlier of (A) as soon as such adjustment, together with other adjustments required by this Section 3 and not previously made, would result in a minimum adjustment and (B) on the Conversion Date. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

                (ii) Fractional Interests. In computing adjustments under this Section 3, fractional interests in Common Stock shall be taken into account to the nearest one one-hundredth (1/100th) of a share and calculations of dollar amounts shall be made to the nearest one-tenth (1/10th) of a cent.

                (iii) When Adjustment Not Required. If Payor shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, prior to vesting any rights to any stockholders, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

                (iv) Adjustment for Unspecified Actions.  If Payor takes any action affecting the Common Stock, other than actions described in this Section 3, which would materially and adversely affect the conversion rights of a Holder, then the Conversion Rate shall be adjusted for such Holder’s benefit, to the extent permitted by law, in such manner, and at such time, as the Board after consultation with such Holder shall reasonably determine to be equitable in the circumstances.

                (v) Proceedings Prior to Any Action Requiring Adjustment.  As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 3, Payor shall take any action which is necessary, including obtaining regulatory, Securities and Exchange Commission (“SEC”), Nasdaq Global Market System (or any other applicable securities exchange or market), Financial Industry Regulatory Authority or stockholder approvals or exemptions, in order that Payor may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock, cash and other securities or assets, as applicable, that a Holder is entitled to receive upon conversion of this Note pursuant to and after giving effect to the adjustments set forth in this Section 3.

(e) Form of Note after Adjustments. Except as provided in Section 3(a) hereof, the form of this Note need not be changed because of any adjustments in the Conversion Rate or the number and kind of securities purchasable upon the conversion of this Note.

4. Events of Default.  Payor shall give each Holder prompt (within 24 hours) written notice of any event that is or with notice or passage of time or both would be an Event of Default hereunder.  The occurrence of any one or more of the following events (herein called “Events of Default”) shall constitute a default hereunder:

(a) Payor defaults in the payment of any principal under this Note when due; or

(b) Payor defaults in the payment of any interest or (other than as specified in Section 4(a) or 4(d)) any other obligation involving the payment of money under this Note and such default continues for more than five (5) business days after the due date thereof; or

(c) Payor fails to convert this Note in accordance with Section 2(b) hereof within three (3) business days after the receipt of the Voluntary Conversion Notice; or

(d) Payor fails to provide timely notice of any Designated Event in accordance with Section 7 hereof or Payor fails to pay, within three (3) business days after the receipt of the Designated Event Repurchase Notice, the Designated Event Purchase Price in accordance with Section 7 hereof; or

(e) Payor fails to observe, comply with or perform any other covenant or agreement contained in this Note and such failure is not curable (it being understood that a failure to observe, comply with or perform Section 8(a) hereof shall be deemed to be not curable) or, if curable, is not cured within five (5) business days after such failure; or

(f) a default occurs (after giving effect to any waivers, amendments, applicable grace periods or any extension of any maturity date) in Payor’s or any Significant Subsidiary’s indebtedness (other than this Note, which default is addressed by clauses (a) through (e) above) with an aggregate amount outstanding of Ten Million Dollars ($10,000,000) or more (1) resulting from the failure to pay principal of or interest on such indebtedness, or (2) if as a result of such default, the maturity of such indebtedness has been accelerated prior to its stated maturity; or

(g) one or more judgments in an aggregate amount of Ten Million Dollars ($10,000,000) or more shall have been rendered against Payor or any of its subsidiaries and remain undischarged, unpaid or unstayed for a period of sixty (60) days after such judgment or judgments become final and nonappealable; or

(h) Payor or any Significant Subsidiary shall make an assignment for the benefit of creditors, or shall fail to pay its debts as they become due or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition in bankruptcy, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future bankruptcy or other statute, law or regulation, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver, custodian, sequestrator, liquidator or similar official of Payor, any Significant Subsidiary or of all or any substantial part (i.e., 33-1/3% or more) of the properties of Payor or any Significant Subsidiary; or Payor or any Significant Subsidiary or its directors shall take any action initiating the dissolution or liquidation of Payor or any Significant Subsidiary, or Payor or any Significant Subsidiary or its directors shall take any action for the purpose of effecting any of the foregoing; or

(i) sixty (60) days shall have elapsed after the commencement of an action by or against Payor or any Significant Subsidiary seeking, or after the entry of an order or decree by a court of competent jurisdiction ordering or granting relief against Payor or any Significant Subsidiary with respect to, the reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future bankruptcy or other statute, law or regulation or the appointment of any trustee, receiver, custodian, sequestrator, liquidator or similar official of Payor, any Significant Subsidiary or of all or any substantial part (i.e., 33-1/3% or more) of the properties of Payor or any Significant Subsidiary, without such action, order or decree, as applicable, being dismissed or all orders or proceedings thereunder affecting the operations or the business of Payor or any Significant Subsidiary being stayed; or a stay of any such order or proceedings shall thereafter be set aside and the action setting it aside shall not be timely appealed; or Payor or any Significant Subsidiary shall file any answer admitting or not contesting the material allegations of a petition filed against Payor or any Significant Subsidiary in any such proceedings or fail to respond to such petition in a timely and appropriate manner; or the court in which such proceedings are pending shall enter a decree or order granting the relief sought in any such proceedings; or

(j) sixty (60) days shall have elapsed after the appointment, without the consent or acquiescence of Payor or any Significant Subsidiary, of any trustee, receiver, custodian, sequestrator, liquidator or similar official of Payor, any Significant Subsidiary or of all or any substantial part (i.e., 33-1/3% or more) of the properties of Payor or any Significant Subsidiary without such appointment being vacated;

provided, that the references to “subsidiaries” or “Significant Subsidiaries” in clauses (f), (g), (h), (i) and (j) of this Section 4 shall not include (x) MAG and its subsidiaries as of the date hereof, (y) Mokulele Flight Service, Inc. and its subsidiaries as of the date hereof and (z) Frontier Airlines Holdings, Inc. and its subsidiaries as of the date hereof.

5. Remedies.

(a) Acceleration.  Upon the occurrence of an Event of Default described in clause (a), (b), (c), (d), (e), (f) or (g) of Section 4 hereof and during the continuance thereof, the Required Holders shall have the right by notice to Payor to accelerate the payment of the principal amount and accrued interest hereon by Payor and any other amounts owing hereunder so that all such amounts are immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Payor.  Upon the occurrence of an Event of Default described in clause (h), (i) or (j) of Section 4 hereof, without any action on the part of any Holder, the principal amount, accrued interest and any other amounts owing under this Note shall become immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Payor.  Upon an acceleration hereof, each Holder may enforce this Note by exercise of the rights and remedies granted to it by applicable law (including, without limiting any other rights, the right to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Holder or its affiliates to or for the credit or the account of the Payor against any of and all the obligations of Payor now or hereafter existing under this Note, irrespective of whether or not such Holder shall have made any demand under this Note and although such obligations may be unmatured).  No course of dealing and no delay on the part of any Holder in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such Holder’s rights, powers or remedies.  The rights and remedies of each Holder under this Note shall be cumulative.  No right, power or remedy conferred by this Note upon any Holder shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.  Payor shall pay all fees (including attorneys’ fees), expenses and court costs incurred by each Holder for any claim or controversy arising out of or relating to this Note, including (i) in investigating any event which could be an Event of Default and (ii) in connection with the protection or enforcement of any of such Holder’s rights in connection with this Note or the collection of any amounts due under this Note.

(b) Default Interest.  Every amount overdue under this Note shall bear interest from and after the date on which such amount first became overdue at an annual rate of ten percent (10%) per annum (the “Default Interest Rate”).  Such interest on overdue amounts under this Note shall be payable on demand and shall accrue and be compounded annually until the obligation of Payor with respect to the payment of such interest has been discharged (whether before or after judgment).

6. Enforcement.  Payor hereby waives demand, notice, presentment, protest and notice of dishonor.  All payments by Payor under this Note shall be made without set-off, defense or counterclaim and be free and clear and without any deduction or withholding for any taxes or fees of any nature whatever, unless the obligation to make such deduction or withholding is imposed by law.

7. Repurchase of Securities at Option of the Holder Upon A Designated Event.

(a)  In the event that a Designated Event shall occur, then each Holder shall have the right, at such Holder’s option, to require Payor to repurchase, and upon the exercise of such right Payor shall repurchase, all or a portion of the principal amount of this Note held by such Holder at a purchase price equal to 100% of the principal amount of this Note plus accrued and unpaid interest to, but excluding, the repurchase date (the “Designated Event Repurchase Price”).  On or before the fifth (5th) business day after the occurrence of a Designated Event, Payor shall give to each Holder notice (the “Designated Event Notice”) of the occurrence of the Designated Event and of the repurchase right set forth herein arising as a result thereof.

(b) To exercise its repurchase right pursuant to Section 7(a), a Holder shall deliver to Payor the original or facsimile of the form entitled “Designated Event Repurchase Notice” attached as Exhibit B to this Note, duly completed and manually signed (the “Designated Event Repurchase Notice”), specifying the principal amount and accrued and unpaid interest to be so repurchased and, if required by Section 7(c) hereof, this Note in its original form duly endorsed for cancellation (or an affidavit in a form reasonably satisfactory to Payor that the original copy of this Note has been lost or destroyed).  Payor shall, as soon as practicable thereafter (but in any event within three (3) business days), pay to such Holder cash in the amount of the Designated Event Repurchase Price with respect to the principal amount and accrued and unpaid interest to be so repurchased by wire transfer to such account as such Holder shall specify by written notice or in the absence of such notice at the address set forth for such Holder in the Note Register.

(c) Upon repurchase of this Note, a Holder shall not be required to physically surrender this Note to Payor unless (i) the entire principal amount of and all accrued and unpaid interest on this Note is being repurchased or (ii) less than the entire principal amount of and accrued and unpaid interest on this Note is being repurchased and the Required Holders have provided Payor with prior written notice (which notice may be included in the Designated Event Repurchase Notice) requesting reissuance of the portion of his Note not being repurchased upon physical surrender.  Payor shall maintain a record in the Note Register showing the principal amount of and accrued and unpaid interest on this Note repurchased and the date of each repurchase.

8. Other Covenants and Agreements.

(a) Merger, Consolidation and Sale of Assets.  Payor shall not, in a single transaction or series of related transactions, consolidate or merge with or into or effect a share exchange with (whether or not Payor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets to, any person as an entirety or substantially as an entirety unless:

                (i) either (A) Payor shall be the surviving corporation, or (B) the person formed by or surviving any such consolidation, merger or share exchange (if other than Payor) or the person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of Payor (1) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (2) shall expressly assume, by agreement in form reasonably satisfactory to the Required Holders, executed and delivered to each Holder, the due and punctual payment of the principal of and interest on this Note and the performance of every covenant of this Note on the part of Payor to be performed or observed, including, without limitation, the rights of holders to cause the repurchase of all or any portion of this Note upon a Designated Event in accordance with Section 7 hereof, the conversion rights in accordance with Section 2 hereof, the adjustments to the Conversion Rate set forth in Section 3 hereof and the rights set forth in Section 4 of the Investment Agreement, in addition to any provisions required by Section 3(a) hereof; and

(ii) immediately after giving effect to such transaction no default under this Note and no Event of Default shall have occurred and be continuing.

For purposes of this Section 8(a), the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more subsidiaries of Payor, the capital stock of which individually or in the aggregate constitutes all or substantially all of the properties and assets of Payor, shall be deemed to be the transfer of all or substantially all of the properties and assets of Payor.

Upon any such consolidation, merger, share exchange, sale, assignment, conveyance, lease, transfer or other disposition in accordance with this Section 8(a), the successor person formed by such consolidation or share exchange or into which Payor is merged or to which such sale, assignment, conveyance, lease, transfer or other disposition is made will succeed to, and be substituted for, and may exercise every right and power of, Payor under this Note with the same effect as if such successor had been named as Payor herein, and thereafter (except in the case of a lease) the predecessor corporation will be relieved of all further obligations and covenants under this Note.

This Section 8(a) does not affect the obligations of Payor (including without limitation any successor to Payor) under Section 7.

(b) Reservation of Conversion Shares.  Payor shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock (and any other securities which the Holders shall be entitled to receive upon the conversion of this Note), solely for the purpose of issuance upon the conversion of this Note, such number and type of Conversion Shares issuable upon full conversion of this Note.  All Conversion Shares shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges.  Payor shall not take any action which would cause the number of authorized but unissued shares of Common Stock (or any other securities which the Holders shall be entitled to receive upon the conversion of this Note) to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of this Note.

Payor shall take all such actions as may be necessary to assure that all Conversion Shares may be so issued on each applicable Conversion Date without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by Payor upon each such issuance).  If any Conversion Shares required to be reserved for issuance upon conversion of this Note or as otherwise provided hereunder require registration or qualification with any governmental authority under any federal or state law before such shares may be so issued, Payor shall cause such shares to be duly registered or qualified.  So long as shares of Common Stock are listed on the Nasdaq Global Market System or listed or quoted on any other securities exchange or market, Payor shall, at its expense, list or cause to have quoted thereon, maintain and increase when necessary such listing or quotation, of, all Conversion Shares from time to time issued upon conversion of this Note or as otherwise provided hereunder, and, to the extent permissible under the applicable securities exchange rules, all unissued Conversion Shares which are at any time issuable hereunder, so long as any shares of Common Stock shall be so listed or quoted.  Payor shall also so list or cause to have quoted on each securities exchange or market, and shall maintain such listing or quotation of, any other securities which the Holders shall be entitled to receive upon the conversion of this Note if at the time any securities of the same class shall be listed or quoted on such securities exchange or market by Payor.

(c) Certain Actions.  Payor shall not by any action, including amending the certificate of incorporation or the bylaws of Payor, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of each Holder against dilution (to the extent specifically provided herein) or impairment.

(d) Note Register.  Payor shall cause to be kept at its principal executive office a register (the “Note Register”) in which Payor shall maintain a record of the Pro Rata Share of each Holder and shall provide for the registration of this Note, the conversion, repurchase and prepayment of all or any portion of this Note, and the transfer of this Note or any interest in this Note.  The Note Register shall be in written form or in any form capable of being converted into written form within a reasonably prompt period of time. Payor is hereby appointed “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided.

Upon surrender for registration of transfer of this Note to the Note Registrar, Payor shall execute and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Note.  This Note may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of this Note at the principal executive office of Payor. Whenever this Note is so surrendered for exchange (including pursuant to Section 2(c)(ii) or Section 7(c)(ii) hereof), Payor shall execute the Note or Notes which the Holder(s) making the exchange is or are entitled to receive bearing registration numbers not contemporaneously outstanding. All Notes so issued upon any registration of transfer or exchange of this Note shall be the valid obligations of Payor, evidencing the same debt, and entitled to the same benefits, as the Note or Notes surrendered upon such registration of transfer or exchange.  No service charge shall be made to any Holder for any registration of, transfer or exchange, repurchase or conversion of this Note or any interest therein.

(e) Existence.  Payor shall, and shall cause each Significant Subsidiary to, do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business.

(f) Stay, Extension and Usury Laws.  Payor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive Payor from paying all or any portion of the principal of or interest (including interest at the Default Interest Rate) on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and Payor (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holders, but will suffer and permit the execution of every such power as though no such law had been enacted.

(g) Mutilated, Destroyed, Lost or Stolen Notes. Upon receipt of an affidavit reasonably satisfactory to Payor of the ownership of and the loss, theft, destruction or mutilation of this Note and, in the case of any such mutilation, upon surrender and cancellation of this Note, Payor shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Note, a new Note of like tenor and convertible into the same number of shares of Common Stock.

(h) Payment of Taxes.

                (i) Stamp Taxes.  Payor shall pay or discharge, or cause to be paid or discharged, before the same may become delinquent, all stamp taxes and other duties, if any, which may be imposed by the United States or any political subdivision thereof or therein in connection with the issuance, transfer or conversion of this Note.  The issuance of Conversion Shares shall be made without charge to any Holder for any issue or transfer tax or other expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by Payor.

                (ii) Withholding Taxes.  Payor shall exclude and withhold from each payment due under any Note any and all withholding taxes applicable thereto to the extent required by law.  Each Holder (or successor or permitted assign) hereby agrees to provide to Payor two properly completed and executed copies of the certificates and/or U.S. Treasury Forms (such as Forms W-9, W-8BEN, W-8ECI, W-8IMY, or any successor forms thereto) that are required for Payor to determine whether or to what extent United States federal income withholding taxes apply to payments to such Holder (or successor or permitted assign) hereunder.

(i) KfW Guaranty.  Payor shall not agree or consent to or execute any amendment, waiver, restatement or other modification of, or supplement or addition to, the KfW Guaranty or the KfW Settlement Agreement, in each case without the prior written consent of the Required Holders.

9. Governing Law.  The terms of this Note shall be construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York, including Sections 5-1401 and 5-1402 of the New York General Obligations Law and Rule 327(b) of the New York Civil Practice Law and Rules.  Any action against Payor or any Holder, including any action for provisional or conservatory measures or action to enforce any judgment entered by any court in respect of any thereof, may be brought in any federal or state court of competent jurisdiction located in the Borough of Manhattan in the State of New York, and each of Payor and each Holder irrevocably consents to the jurisdiction and venue in the United States District Court for the Southern District of New York and in the courts hearing appeals therefrom unless no federal subject matter jurisdiction exists, in which event, each of Payor and each Holder irrevocably consents to jurisdiction and venue in the Supreme Court of the State of New York, New York County, and in the courts hearing appeals therefrom.  Each of Payor and each Holder hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Note, any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Note, that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable law, that the suit, action or proceeding in any such court is brought in an inconvenient forum, that the venue of such suit, action or proceeding is improper, or that this Note, or the subject matter hereof or thereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which such person is entitled pursuant to the final judgment of any court having jurisdiction.  Each of Payor and each Holder expressly acknowledges that the foregoing waiver is intended to be irrevocable under the laws of the State of New York and of the United States of America.  EACH OF PAYOR AND EACH HOLDER HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

10. Amendments and Waivers.  Any term of this Note may be amended or waived only with the written consent of Payor and the Required Holders; provided that no such amendment or waiver shall, without the consent of each Holder:  (a) extend the fixed maturity of this Note; (b) reduce the rate or extend the time for payment of interest on this Note; (c) reduce the principal amount of this Note; (d) reduce any amount payable on repurchase of this Note; (e) impair the right of any Holder to institute suit for the payment of this Note; (f) make the principal of this Note or interest on this Note payable in any coin or currency other than that provided in this Note; (g) change the obligation of Payor to repurchase this Note upon a Designated Event in a manner adverse to the Holders; (h) affect the right of a Holder to convert this Note; or (i) reduce the percentage of Notes, the holders of which are required to consent to any amendment or waiver or otherwise modify any of the provisions of this Section 10, except to increase any such percentage or to provide that certain other provisions of this Note cannot be modified or waived without the consent of each Holder.

11. Assignment.  This Note shall bind Payor and each Holder and their respective successors and permitted assigns.  The obligations of Payor under this Note shall not be sold, assigned, encumbered or otherwise disposed of or transferred (whether for or without consideration, whether voluntarily or involuntarily or by operation of law, except in accordance with Section 8(a) hereof) without the prior written consent of the Required Holders.  This Note may be sold, assigned, encumbered, conveyed or otherwise disposed of or transferred (whether for or without consideration, whether voluntarily or involuntarily or by operation of law), in whole or in part, by any Holder without the consent of Payor; provided, however, that such Holder shall provide Payor with notice that such transfer has been made within five (5) business days after the making of such transfer.

12. Injunctive Relief.  Payor agrees that a Holder’s remedies at law in the event of any default or threatened default by Payor in the performance of or compliance with any of the terms of this Note are not and will not be adequate to the fullest extent permitted by law, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise without such Holder having to prove actual damage or post any bond or other security.

13. Notices.  Unless otherwise provided, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by facsimile or electronic mail, or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such address set forth on the signature page hereto below such person’s signature, in the Note Register or as otherwise furnished to Payor in writing by the Holder.

Whenever the Conversion Rate shall be adjusted pursuant to Section 3 hereof (for purposes of this Section 13, each an “adjustment”), Payor shall cause its Chief Financial Officer to prepare and execute a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board made any determination hereunder), and the Conversion Rate after giving effect to such adjustment, and shall cause copies of such certificate to be delivered to each Holder promptly (and in no event later than five (5) business days) after each event giving rise to an adjustment.

14. Definitions.  For the purposes of this Note, the following terms have the following meanings:

(a)  “business day” means any day except a Saturday, Sunday or other day on which commercial banking institutions in the State of Indiana or the State of New York are required or authorized by applicable law or executive order to be closed.

(b) “Change in Control” means the occurrence of one or more of the following events

                (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of shares representing more than 50% of the combined voting power of the then outstanding Voting Stock of Payor;

                (ii) Payor consolidates with or merges into any other person, any other person merges into Payor, or Payor effects a share exchange, and, in the case of any such transaction, the outstanding Common Stock is reclassified into or exchanged for any other property or securities, unless the stockholders of Payor immediately before such transaction own, directly or indirectly immediately following such transaction, a majority of the combined voting power of the then outstanding Voting Stock of the person resulting from such transaction;

                (iii) Payor, or Payor and its subsidiaries taken as a whole, sells, assigns, transfers, leases, conveys or otherwise disposes of all or substantially all of the properties or assets of Payor, or of Payor and its subsidiaries taken as a whole, as applicable;

(iv) any time the Continuing Directors do not constitute a majority of the Board (or, if applicable, the board of directors of a successor corporation to Payor); or

                (v) Payor undertakes a liquidation, dissolution or winding up.

(c) “Continuing Directors” means, as of any date of determination, any member of the Board who (i) was a member of the Board on the Issue Date or (ii) was nominated for election or elected to the Board with the approval of a majority of the Continuing Directors who were members of the Board at the time of such nomination or election.

(d) “Conversion Rate” means 100 shares of Common Stock per $1,000, subject to adjustment as provided in Section 3 hereof.

(e) “Designated Event” means the occurrence of any of the following:

                (i) any transaction or event (whether by means of a Corporate Event or otherwise) in connection with which 50% or more of the then outstanding shares of Common Stock are exchanged for, converted into or constitute solely the right to receive consideration that is not at least 90% shares of common stock that are listed on, or immediately after the transaction or event will be listed on, a United States national securities exchange;

(ii) a Change in Control; or

                (iii) the Common Stock (or other securities into which this Note is then convertible) is not listed on the Nasdaq Global Market System or any other United States national securities exchange.

(f) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

(g) “Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property, as determined by the Board acting in good faith, assuming a willing buyer and a willing seller, provided that no minority or illiquidity discount shall be taken into account and no consideration shall be given to any restrictions on transfer, or to the existence or absence of, or any limitations on, voting rights.

(h) The words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation.”

(i) “KfW” means KfW (formerly known as Kreditanstalt Für Wiederaufbau), an organization organized under the laws of Germany.

(j) “KfW Guaranty” means the Guarantee Agreement, dated as of [      ], 2009, between Payor and KfW, as in effect on the date hereof (without giving effect to any amendment, waiver, restatement or other modification of, or supplement or addition to, such form without the consent of the Holders in accordance with Section 8(i) hereof).

(k) “KfW Settlement Agreement” means the Settlement Agreement and Release, dated as of June 12, 2009, among Skyway Airlines, Inc. (as successor to Astral Aviation, Inc., doing business under the name Midwest Connect), a Delaware corporation, MAG, Payor, KfW and a new special purpose entity that is an indirect subsidiary of MAG, as in effect on the date hereof (without giving effect to any amendment, waiver, restatement or other modification of, or supplement or addition to, such agreement without the consent of the Holders in accordance with Section 8(i) hereof).

(l) “Per Share Market Value” means on any particular date (i) the last sale price per share of the Common Stock on such date on the Nasdaq Global Market System or another registered national stock exchange on which the Common Stock is then listed, or if there is no such price on such date, then the closing bid price or last sale price, as applicable, on such exchange or quotation system on the date nearest preceding such date, or (ii) if the Common Stock is not then listed on the Nasdaq Global Market System or any registered national stock exchange, the closing bid price or last sale price, as applicable, for a share of Common Stock in the over-the-counter market, as reported by the OTC Bulletin Board or by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (iii) if the Common Stock is not then reported by the OTC Bulletin Board or the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the “Pink Sheet” quotes for the five (5) Trading Days preceding such date of determination, or (iv) if the Common Stock is not then publicly traded the Fair Market Value of a share of Common Stock; provided, that all determinations of the Per Share Market Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period.

(m) “Pro Rata Share” means, with respect to a Holder at any time, a fraction (expressed as a percentage carried out to the ninth decimal place), the numerator of which is the aggregate outstanding principal amount of this Note owing to such Holder and the denominator of which is the total aggregate outstanding principal amount of this Note.

(n) “person” means an individual, corporation, limited liability company, partnership, joint stock company, trust, unincorporated organization, joint venture or other entity of whatever nature.

(o) “Required Holders” means (i) as used in Section 4 hereof, the holders of at least 25% in aggregate outstanding principal amount of this Note; and (ii) otherwise, the holders of a majority in aggregate outstanding principal amount of this Note.

(p) “Significant Subsidiary” has the meaning ascribed to such term in Rule 1-02(w) of Regulation S-X of the SEC (17 CFR Part 210).

(q) “Trading Day” means (i) a day on which the Common Stock is traded on the Nasdaq Global Market System, or (ii) if the Common Stock is not traded on the Nasdaq Global Market System, a day on which the Common Stock is quoted in the over-the-counter market as reported by the OTC Bulletin Board or by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (i) or (ii) hereof, then Trading Day shall mean any business day.

(r) “Voting Stock” of a person means all classes of capital stock of such person then outstanding and normally entitled to vote in the election of directors.

15. Captions. The section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Note and will not be deemed to limit or otherwise affect any of the provisions hereof.

16. Severability. If any provision of this Note or the application thereof to any person (including the officers and directors of the parties hereto) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to Payor or any Holder. Upon such determination, Payor and the Holders shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of Payor and the Holders.

[Remainder of this Page Intentionally Left Blank]

1To be the Closing Date under the Investment Agreement to which this Note is attached as an Exhibit.

[2]	To be the fifth anniversary of the Issue Date.

IN WITNESS WHEREOF, Payor and the Holders set forth below have caused this Note to be duly executed as of the date first written above.

REPUBLIC AIRWAYS HOLDINGS INC.

By:__________________________________
Name:
Title:

Address: 8909 Purdue Road
Suite 300
Indianapolis, IN  46268
Attention: President and Chief Executive Officer

ACKNOWLEDGED AND AGREED:

HOLDERS:

TPG MIDWEST US V, LLC

By:__________________________________
Name:
Title:

Address: [_____]
[_____]
[_____]
Attention: [_____]

TPG MIDWEST INTERNATIONAL V, LLC

By:__________________________________
Name:
Title:

Address: [_____]
[_____]
[_____]
Attention: [_____]

Annex B

REPUBLIC AIRWAYS HOLDINGS INC.
8909 Purdue Road, Suite 300
Indianapolis, IN 46268

__________, 20091

TPG Partners V, L.P.
TPG Midwest US V, LLC
TPG Midwest International V, LLC

RE: Termination of Indemnity Agreement

Ladies and Gentlemen:

    Reference is made to the Agreement, dated as of June 2, 2009 (the “Indemnity Agreement”), among Republic Airways Holdings Inc., a Delaware corporation (“Republic”), TPG Partners V, L.P. (“TPG Fund”), TPG Midwest US V, LLC (“TPG US”), and TPG Midwest International V, LLC (“TPG International”).

    Each of Republic, TPG Fund, TPG US and TPG International hereby agrees that, as of the date hereof, the Indemnity Agreement and all of the parties’ rights and obligations thereunder are hereby terminated and are of no further force and effect, and none of the parties hereto shall have any liabilities or obligations to, or rights against, any other party hereto with respect to or under the Indemnity Agreement.

    This letter agreement shall be construed in accordance and governed by the laws of the State of New York, without regard to the principles of conflicts of law. This letter agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when executed, shall constitute one and the same agreement.

[signature page follows]

1	To be dated as of the Closing Date of the Investment Agreement to which this letter is an Annex.

The parties have executed this letter agreement as of the date first above written intending to be legally bound hereby.

REPUBLIC AIRWAYS HOLDINGS INC.

By:	/s/ Bryan Bedford
Name: Bryan Bedford
Title: President & CEO

TPG PARTNERS V, L.P.,

By: TPG GenPar V, L.P.,
Its: Managing Member
By: TPG Advisors V, Inc.
Its: General Partner

By:	/s/ Clive Bode
Name: Clive Bode
Title: Vice President

TPG MIDWEST US V, LLC

By: TPG Advisors V, Inc.
Its: Managing Member

By:	/s/ Clive Bode
Name: Clive Bode
Title: Vice President

TPG MIDWEST INTERNATIONAL V, LLC

By: TPG GenPar V.L.P.
Its: Managing Member
By: TPG Advisors V, Inc.
Its: General Partner

By:	/s/ Clive Bode
Name: Clive Bode
Title: Vice President

Exhibit A

VOLUNTARY CONVERSION NOTICE

TO:	REPUBLIC AIRWAYS HOLDINGS INC.

Re:	$25,000,000 Convertible Note dated [ ], 2009, issued by Republic Airways Holdings Inc. to TPG Midwest US V, LLP and TPG Midwest International V, LLP or their respective assigns (the “Note”)

Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Note.

The undersigned registered Holder of $  aggregate principal amount of the Note hereby exercises the option to convert all of the aggregate outstanding principal amount of and accrued and unpaid interest of the Note held by such Holder, or the portion thereof below designated, in accordance with the terms of Section 2(a) of the Note, and directs that the Conversion Shares issuable and deliverable upon such conversion be issued and delivered to the undersigned registered Holder unless a different name has been indicated below.

Dated:  _________________________

Dollar Amount of Principal and Accrued Interest
to be Converted if Less than All Held by Such Holder:
_______________________________

Name of Registered Holder (please type or print)

Signature of Registered Holder

Fill in the information below for the person in whose name the registration of the Conversion Shares is to be made, if to be made other than in the name of the registered Holder (please type or print):

______________________________
(Name)

______________________________
(Street Address)

______________________________
(City, State and Zip Code)

______________________________
(Social Security or Other Taxpayer Identification Number)

Exhibit B

DESIGNATED EVENT REPURCHASE NOTICE

TO:	REPUBLIC AIRWAYS HOLDINGS INC.

Re:	$25,000,000 Convertible Note dated [ ], 2009, issued by Republic Airways Holdings Inc. to TPG Midwest US V, LLP and TPG Midwest International V, LLP or their respective assigns (the “Note”)

Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Note.

The undersigned registered Holder of $  aggregate principal amount of the Note hereby acknowledges receipt of a Designated Event Notice from Payor regarding the right of Holders to elect to require Payor to repurchase all or a portion of the principal amount of the Note held by such Holder and requests and instructs Payor to repay the entire principal amount of the Note held by such Holder, or the portion thereof below designated, in cash, in accordance with the terms of Section 7 of the Note, at the price of 100% of such principal amount, together with accrued and unpaid interest to, but excluding, the Designated Event Repurchase Date, to the undersigned registered Holder unless a different name has been indicated below.

Dated:   _____________________________

Dollar Amount of Principal to be Repurchased
if Less than All Held by Such Holder:
___________________________________

Name of Registered Holder (please type or print)

Signature of Registered Holder

Fill in the information below for the person to whom the Designated Event Purchase Price is to be paid, if to be paid other than to the registered Holder (please type or print):

______________________________
(Name)

______________________________
(Street Address)

______________________________
(City, State and Zip Code)

______________________________
(Social Security or Other Taxpayer Identification Number)

Exhibit C

ASSIGNMENT

TO:	REPUBLIC AIRWAYS HOLDINGS INC.

Re:	$25,000,000 Convertible Note dated [ ], 2009, issued by Republic Airways Holdings Inc. to TPG Midwest US V, LLP and TPG Midwest International V, LLP or their respective assigns (the “Note”)

Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Note.

For value received, the undersigned registered Holder of $  aggregate principal amount of the Note hereby sell(s), assign(s) and/or transfer(s) to the person designated below the entire principal amount of the Note held by such Holder, or the portion thereof below designated, and hereby irrevocably constitutes and appoints the Secretary or Assistant Secretary of Payor as attorney, with full power of substitution and re-substitution, to transfer such principal amount of the Note on the Note Register.

Dollar Amount of Principal Sold, Assigned and/or

Transferred if Less than All Held by Such Holder:

__________________________

Fill in the information below for the person to whom such principal amount is to be sold, assigned and/or transferred (please type or print):

__________________________
(Name)
______________________________
(Street Address)
______________________________
(City, State and Zip Code)

______________________________
(Social Security or Other Taxpayer Identification Number)

[signature page follows]

In connection with such sale, assignment and/or transfer, the undersigned confirms that such principal amount of the Note is being sold, assigned and/or transferred:

	To Payor or any subsidiary thereof; or

	To a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended; or

	Pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended, or another exemption (specify exemption: ); or

	Pursuant to a registration statement that has been declared effective under the Securities Act of 1933, as amended, and which continues to be effective at the time of such transfer.

Dated: ______________________

Name of Registered Holder (please type or print)

Signature of Registered Holder

[signature page to Convertible Note Assignment]